FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio: BlackRock Municipal Insured Fund (BR-INSRD), BlackRock MuniEnhanced Fund, Inc. (MEN), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock Insured Municipal Income Trust (BYM), BlackRock MuniYield Quality Fund II, Inc. (MQT), BlackRock MuniYield Quality Fund, Inc. (MQY), BlackRock Municipal Bond Trust (BBK), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Income Trust (BFZ), BlackRock Investment Quality Municipal Trust (BKN), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock California Municipal Bond Trust (BZA), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock MuniHoldings California Insured Fund, Inc. (MUC), BlackRock MuniHoldings Insured Fund II, Inc. (MUE), BlackRock MuniHoldings Insured Fund, Inc. (MUS), BlackRock MuniVest Fund, Inc. (MVF), BlackRock MuniVest Fund II, Inc. (MVT), BlackRock MuniYield California Fund, Inc. (MYC)

2.

Issuer:   California State

3.

Date of Purchase: 03/05/2008

4.

Underwriter from whom purchased:  Siebert Brandford Shank & Co., LLC

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.

List Members of Underwriting Syndicate:

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities, Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):   (BR-INSRD) $600,000 out of $1,750,000,000, (MEN) $400,000 out of $1,750,000,000, (MYI) $8,220,000 out of $1,750,000,000, (BYM) $450,000 out of $1,750,000,000, (MQT) $300,000 out of $1,750,000,000, (MQY) $500,000 out of $1,750,000,000, (BBK) $500,000 out of $1,750,000,000, (BCL) $1,585,000 out of $1,750,000,000, (BFZ) $2,975,000 out of $1,750,000,000, (BKN) $1,090,000 out of $1,750,000,000, (BR-MUNI) $2,000,000 out of $1,750,000,000, (BR-NATL) $3,975,000 out of $1,750,000,000, (BZA) $1,000,000 out of $1,750,000,000, (MCA2) $3,975,000 out of $1,750,000,000, (MUC) $3,975,000 out of $1,750,000,000, (MUE) $1,240,000 out of $1,750,000,000, (MUS) $750,000 out of $1,750,000,000, (MVF) $995,000 out of $1,750,000,000, (MVT) $995,000 out of $1,750,000,000, (MYC) $2,975,000 out of $1,750,000,000.

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered) $64,460,000 out of $1,750,000,000.

8.

Purchase price (net of fees and expenses):  $105.28 (2015-5), 101.47 (2016-4.5), 101.348 (2113-4), 105.804 (2014-5), 104.815 (2016-5), 104.028 (2017-5), 103.329 (2018-5), 104.082 (2010-5), 104.967 (2011-5), 101.835 (2012-4), 97.782 (2038-5.25), 102.23 (2026-5.5), 102.074 (2027-5.23).

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X__

___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X__

___

c.

The underwriting was a firm commitment

underwriting.

_X__

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X__

____

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X__

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X__

___

Received from:       ___Marc Cataneo___                Date:       ____03/12/08___

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